SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2003

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Item 5.	Other Events

Death of James D. Thaxton

Mr. James D. Thaxton, the Chief Executive Officer, President and Chairman of the Board of Directors and principal shareholder of The Thaxton Group, Inc. (the “Company”) died on December 19, 2003. It is the Company’s understanding that voting control of the shares of the Company’s stock owned by Mr. Thaxton at the time of his death will continue to be owned by his immediate family. Mr. Robert Dunn continues to serve as the Company’s Chief Restructuring Officer, and remains in charge of the Company’s operations. Because of this, it is anticipated that some or all the offices formerly held by Mr. Thaxton will remain vacant for an indefinite period.

Filing of Bankruptcy Report

As previously disclosed, on October 17, 2003, The Thaxton Group, Inc. (the “Company”) and it subsidiaries (collectively, the “Group”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware. A complete listing of all motions filed in the Bankruptcy case may be accessed through the United States Bankruptcy Court for the District of Delaware pacer system (https://ecf.deb.uscourts.gov), using case number 03-13183. The Group remains in possession of its assets and properties and continues to operate its businesses as a “debtor-in-possession” pursuant to Section 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed.

The Company plans to file its monthly operating reports filed with the Bankruptcy Court (the “Bankruptcy Reports”) in lieu of its annual and quarterly reports under the Securities Exchange Act of 1934. Accordingly, the Company is filing its Bankruptcy Report for October 17 through November 30, 2003, which was filed with the Bankruptcy Court on December 30, 2003.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Operating Report for the period October 17, 2003, through November 30, 2003, filed with the U.S. Bankruptcy Court for the District of Delaware on December 30, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ ALLAN F. ROSS

Allan F. Ross Vice President, Chief Financial Officer and Treasurer

Dated: January 13, 2004

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